Phillips Edison & Company Reports Third Quarter 2021 Results; Raises Core FFO and Acquisitions Guidance

CINCINNATI - November 4, 2021 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to common stockholders of $14.6 million, or $0.13 per diluted share, for the three months ended September 30, 2021.

Highlights for the Third Quarter Ended September 30, 2021
•Nareit FFO totaled $56.9 million, or $0.46 per diluted share
•Core FFO totaled $66.4 million, or $0.54 per diluted share
•Same-center NOI increased 8.7% versus the third quarter ended September 30, 2020
•Same-center NOI increased 4.3% versus the comparable same-center NOI for the quarter ended September 30, 2019
•Leased portfolio occupancy increased to 95.6%, demonstrating a return to pre-COVID-19 levels
•Comparable new and renewal rent spreads were 14.1% and 8.9%, respectively
•Acquired two grocery-anchored shopping centers for $48.3 million during the quarter; subsequent to quarter end, acquired an additional two grocery-anchored shopping centers for $91.2 million
•Issued 19,550,000 shares of common stock in an underwritten IPO, including the full exercise of the underwriters’ over-allotment option, at $28.00 per share, generating $547.4 million of gross proceeds
•Closed a new $980 million senior unsecured credit facility
•Net debt to annualized adjusted EBITDAre was 5.4x compared to 7.3x at December 31, 2020
•Increased monthly distributions by 6% to $0.09 per share for the distribution payable in November 2021

Subsequent Highlights
•Completed upsized debut public offering of $350 million aggregate principal amount of 2.625% senior notes due in 2031
•Issued 2020 Corporate Social Responsibility report
•Authorized monthly distributions of $0.09 per share payable in December 2021, January 2022, and February 2022

Guidance Update (see “Updated 2021 Guidance” section for more details)
•Raised full year 2021 core FFO guidance range to $2.14 - $2.18 per share from $2.10 - $2.16 per share
•Raised full year 2021 same center NOI growth guidance range to 6.5% - 7.0% from 5.6% - 6.8%
•Raised second half 2021 acquisition guidance range to $200 million - $270 million, and disposition guidance to $95 million - $105 million

Management Commentary
“Our successful underwritten IPO during the quarter marks a significant milestone in PECO’s 30-year history,” stated Jeff Edison, chairman and chief executive officer of PECO. “The IPO, coupled with our recent capital markets activity, gives PECO one of the strongest balance sheets in the sector and positions us to meaningfully grow our portfolio through property acquisitions.”
“Leased portfolio occupancy and collections have returned to pre-COVID levels, demonstrating the return to normal operations for PECO. We continue to experience healthy demand for our well-located retail space as new and renewal rent spreads were strong, and our portfolio retention was over 91% for the quarter. We are confident that our experienced and cycle-tested team, together with our differentiated strategy of owning small format grocery-anchored neighborhood centers, will continue to drive superior operational and financial results.”

Collection Details
The table below outlines PECO’s collections since April 1, 2020, calculated as a percentage of monthly billings to Neighbors for rent and recoverable expenses (includes pro rata ownership through the Company’s joint ventures):

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Originally Reported	N/A	98%	95%	95%	94%	86%
Current(1)	99%	99%	98%	97%	97%	93%
(1)Including collections received through October 20, 2021.

PECO continues to collect rent and recoverable expenses for past billing periods. As a result, the corresponding periods reflect increased collection rates versus the originally reported figures.

Financial Results for the Third Quarter and Nine Months Ended September 30, 2021
Net Income
Third quarter 2021 net income attributable to common stockholders totaled $14.6 million, or $0.13 per diluted share, compared to net income of $11.8 million, or $0.12 per diluted share, during the third quarter of 2020.
For the nine months ended September 30, 2021, net income attributable to common stockholders totaled $20.3 million, or $0.21 per diluted share, compared to $16.0 million, or $0.16 per diluted share, during the nine months ended September 30, 2020.

Nareit FFO
Third quarter 2021 funds from operations attributable to stockholders and OP unit holders as defined by Nareit (“Nareit FFO”) decreased 0.9% to $56.9 million, or $0.46 per diluted share, from $57.4 million, or $0.52 per diluted share, during the third quarter of 2020.
For the nine months ended September 30, 2021, Nareit FFO decreased 7.9% to $161.8 million, or $1.44 per diluted share, from $175.6 million, or $1.58 per diluted share, during the nine months ended September 30, 2020.
The decrease for both periods was primarily driven by an increase in the earn-out liability, which resulted in $5.0 million and $23.0 million of non-cash expense for the three and nine months ended September 30, 2021, offset by an increase in collections in 2021. The earn-out liability will continue to fluctuate based on the trading value of PECO’s Nasdaq-listed common stock and will be settled in equity during the first quarter of 2022.

Core FFO
Third quarter 2021 core funds from operations (“Core FFO”) increased 11.3% to $66.4 million, or $0.54 per diluted share, compared to $59.7 million, or $0.54 per diluted share, during the third quarter of 2020.
For the nine months ended September 30, 2021, Core FFO increased 13.2% to $194.2 million, or $1.73 per diluted share, compared to $171.6 million, or $1.54 per diluted share, during the nine months ended September 30, 2020.
The increase for both periods was driven by an increase in collections and lower interest costs. Core FFO excludes one-time non-cash items like the aforementioned earn-out liability adjustment.

Same-Center NOI
Third quarter 2021 same-center net operating income (“NOI”) increased 8.7% to $89.1 million compared to $82.0 million during the third quarter of 2020.
For the nine months ended September 30, 2021, same-center NOI increased 6.0% to $259.9 million compared to $245.2 million during the nine months ended September 30, 2020.
Results were driven by an increase in average base rent per square foot and stronger collections compared to 2020.

Portfolio Overview for the Third Quarter and Nine Months Ended September 30, 2021
Portfolio Statistics
As of September 30, 2021, PECO’s wholly-owned portfolio consisted of 267 properties, totaling approximately 30.4 million square feet, located in 31 states. This compared to 283 properties, totaling approximately 31.7 million square feet, located in 31 states as of September 30, 2020.
Leased portfolio occupancy increased to 95.6% at September 30, 2021 compared to 95.3% at September 30, 2020.
Anchor occupancy totaled 97.6% compared to 98.3% at September 30, 2020, and inline occupancy totaled 91.9% compared to 89.5% at September 30, 2020.

Leasing Activity
During the third quarter of 2021, 268 leases (new, renewal, and options) were executed totaling 1.4 million square feet. This compared to 230 leases executed totaling 1.3 million square feet during the third quarter of 2020.
Comparable rent spreads during the third quarter of 2021, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 14.1% for new leases and 8.9% for renewal leases (excluding options).
During the first nine months of 2021, 882 leases (new, renewal, and options) were executed totaling approximately 4.2 million square feet. This compared to 613 leases executed totaling approximately 3.6 million square feet during the same year-ago period.
Comparable rent spreads during the first nine months of 2021 were 14.9% for new leases and 8.2% for renewal leases (excluding options).

Acquisition & Disposition Activity
During the third quarter of 2021, two properties were acquired for $48.3 million. During the same period, seven properties and two outparcels were sold for $63.0 million.
Acquisitions included:
•Fox Ridge Plaza, a 54,000 square foot shopping center shadow anchored by King Soopers (a Kroger banner) in Centennial, Colorado, part of the Denver MSA
•Valrico Commons, a 138,000 square foot shopping center anchored by Publix, in Valrico, Florida, part of the Tampa MSA
During the nine months ended September 30, 2021, 20 properties and three outparcels were sold for $188.3 million. During the same period, PECO acquired four properties and three outparcels for a total of $88.5 million.
From July 1, 2021 through November 3, 2021, PECO acquired four properties totaling $139.4 million and disposed of seven properties and two outparcels totaling $63.0 million.

Balance Sheet Highlights as of September 30, 2021
As of September 30, 2021, PECO had $603.5 million of total liquidity, comprised of $114.2 million of cash, cash equivalents, and restricted cash, plus $489.3 million of borrowing capacity available on its $500 million revolving credit facility. Following the pay down of its 2023 term loan subsequent to the quarter end, PECO has no material debt maturities until 2024.
PECO’s net debt to annualized adjusted EBITDAre was 5.4x, compared to 7.3x at December 31, 2020.
PECO’s outstanding debt had a weighted-average interest rate of 3.3% and a weighted-average maturity of 4.2 years, and 89.8% of its total debt was fixed-rate debt.
During the third quarter of 2021, PECO completed its underwritten IPO of 19,550,000 million shares of common stock generating $547.4 million of gross proceeds, of which a portion was used to repay its $375 million term loan maturing in 2022. PECO also closed a new $980 million senior unsecured credit facility comprised of a $500 million revolving credit facility and two separate $240 million unsecured variable-rate term loans.
Subsequent to quarter end, PECO completed a public offering of $350 million aggregate principal amount of 2.625% Senior Notes due 2031. The notes were priced at 98.692% of the principal amount and will mature on

November 15, 2031. With a portion of the offering proceeds, PECO repaid the $150 million balance on its term loan maturing in 2023.

Monthly Stockholder Distributions
For the three months ended September 30, 2021, total distributions of $30.8 million were paid to common stockholders, Class B stockholders and operating partnership unit (“OP unit”) holders. Distributions paid in July, August, and September, were each $0.085 per share. PECO has paid, and plans to continue to pay, distributions monthly.
PECO’s Board of Directors (the “Board”) unanimously approved a monthly distribution payable November 1, 2021 to stockholders of record at the close of business on October 15, 2021 of $0.09 per share of the Company’s common stock, Class B common stock, and operating partnership units. When annualized, this is equal to a rate of $1.08 per share and represents a 6% increase from the previous monthly rate.
Subsequent to the quarter end, the Board authorized monthly distributions of $0.09 per share payable in December 2021, January 2022, and February 2022 to stockholders of record at the close of business on November 15, 2021, December 15, 2021, and January 19, 2022, respectively.

Updated 2021 Guidance
PECO has updated certain components of its 2021 earnings guidance. Guidance has been updated to reflect the following:
•Additional property acquisition and disposition transactions completed to date and expected to close before the end of 2021
•Impacts related to collections of 2020 receivables
•Non-cash charges related to the change in the earnout value and early debt repayments

	Updated Full Year 2021 Guidance	Initial Full Year 2021 Guidance
Net income per share	$0.21 - $0.26	$0.06 - $0.12
Nareit FFO per share	$1.82 - $1.86	$1.83 - $1.89
Core FFO per share	$2.14 - $2.18	$2.10 - $2.16
Same-Center NOI growth	6.5% - 7.0%	5.6% - 6.8%
	Updated Second Half 2021 Guidance	Initial Second Half 2021 Guidance
Acquisitions	$200 - $270 million	$160 - $200 million
Dispositions	$95 - $105 million	$45 - $75 million

The following table provides a reconciliation of the range of the Company's 2021 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited, dollars in millions, except per share amounts)	Low End	High End
Net income	$0.21	$0.26
Depreciation and amortization of real estate assets	1.86	1.86
Gain on sale of real estate assets and related impairments	(0.26)	(0.27)
Adjustments related to unconsolidated joint ventures	0.01	0.01
Nareit FFO	$1.82	$1.86
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.20	0.20
Loss on extinguishment of debt, net	0.03	0.03
Transactions and other	0.05	0.05
Amortization of joint venture basis differences	0.01	0.01
Core FFO	$2.14	$2.18

Results Presentation Details
PECO plans to host a conference call and webcast on Friday, November 5, 2021 at 10:00 a.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Date: Friday, November 5, 2021
Time: 10:00 a.m. Eastern Time
Toll-Free Dial-In Number: (844) 691-1115
International Dial-In Number: (929) 517-0921
Conference ID: 6066695
Webcast link: https://edge.media-server.com/mmc/p/b6mhmb2u

A webcast replay will be available approximately one hour after the conclusion of the presentation using the Webcast link above.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on November 4, 2021 and available on the SEC’s website at www.sec.gov.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
(Condensed and Unaudited)
(In thousands, except per share amounts)

	September 30, 2021	December 31, 2020
ASSETS
Investment in real estate:
Land and improvements	$1,528,310	$1,549,362
Building and improvements	3,191,637	3,237,986
In-place lease assets	434,373	441,683
Above-market lease assets	64,555	66,106
Total investment in real estate assets	5,218,875	5,295,137
Accumulated depreciation and amortization	(1,058,765)	(941,413)
Net investment in real estate assets	4,160,110	4,353,724
Investment in unconsolidated joint ventures	32,315	37,366
Total investment in real estate assets, net	4,192,425	4,391,090
Cash and cash equivalents	24,455	104,296
Restricted cash	89,760	27,641
Goodwill	29,066	29,066
Other assets, net	139,451	126,470
Real estate investments and other assets held for sale	16,464	—
Total assets	$4,491,621	$4,678,563

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,699,417	$2,292,605
Below-market lease liabilities, net	96,298	101,746
Earn-out liability	45,000	22,000
Derivative liabilities	35,779	54,759
Deferred income	17,251	14,581
Accounts payable and other liabilities	99,488	176,943
Liabilities of real estate investments held for sale	640	—
Total liabilities	1,993,873	2,662,634
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and
outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 650,000 shares authorized, 19,550 shares issued and
outstanding at September 30, 2021; zero shares authorized, issued, and outstanding as of	196	—
December 31, 2020
Class B common stock, $0.01 par value per share, 350,000 shares authorized, 93,663 and
93,279 shares issued and outstanding at September 30, 2021 and December 31, 2020,
respectively	936	2,798
Additional paid-in capital	3,261,585	2,739,358
Accumulated other comprehensive loss	(34,806)	(52,306)
Accumulated deficit	(1,054,483)	(999,491)
Total stockholders’ equity	2,173,428	1,690,359
Noncontrolling interests	324,320	325,570
Total equity	2,497,748	2,015,929
Total liabilities and equity	$4,491,621	$4,678,563

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$128,826	$123,298	$386,784	$367,418
Fees and management income	2,435	2,581	7,095	7,506
Other property income	1,073	816	1,906	2,334
Total revenues	132,334	126,695	395,785	377,258
Operating Expenses:
Property operating	21,608	20,835	65,784	62,226
Real estate taxes	16,375	17,282	49,762	50,847
General and administrative	11,627	9,595	32,905	30,141
Depreciation and amortization	53,901	56,095	165,829	168,692
Impairment of real estate assets	698	—	6,754	—
Total operating expenses	104,209	103,807	321,034	311,906
Other:
Interest expense, net	(18,570)	(20,388)	(57,765)	(65,317)
Gain on disposal of property, net	14,093	10,734	31,678	8,616
Other (expense) income, net	(7,086)	196	(25,595)	9,565
Net income	16,562	13,430	23,069	18,216
Net income attributable to noncontrolling interests	(1,929)	(1,646)	(2,739)	(2,251)
Net income attributable to stockholders	$14,633	$11,784	$20,330	$15,965
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.13	$0.12	$0.21	$0.16

Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three and nine months ended September 30, 2021 and 2020, Same-Center NOI represents the NOI for the 261 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2019, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO Attributable to Stockholders and OP Unit Holders in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO Attributable to Stockholders and OP Unit Holders to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt; (v) other impairment charges, and (vi) transaction and acquisition expenses.
Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) gains or losses from disposition of depreciable property, and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; and (iv) transaction and acquisition expenses.
The Company has included the calculation of EBITDAre to better align with publicly traded REITs. The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares same-center NOI (in thousands):

	Three Months Ended September 30,		Favorable (Unfavorable)		Nine Months Ended September 30,		Favorable (Unfavorable)
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues:
Rental income(1)	$91,490	$89,188	$2,302		$271,643	$269,669	$1,974
Tenant recovery income	29,937	31,102	(1,165)		87,025	91,211	(4,186)
Reserves for uncollectibility(2)	57	(5,807)	5,864		1,318	(17,817)	19,135
Other property income	1,010	765	245		1,740	2,213	(473)
Total revenues	122,494	115,248	7,246	6.3%	361,726	345,276	16,450	4.8%
Operating expenses:
Property operating expenses	17,333	16,439	(894)		53,397	50,448	(2,949)
Real estate taxes	16,039	16,793	754		48,452	49,648	1,196
Total operating expenses	33,372	33,232	(140)	(0.4)%	101,849	100,096	(1,753)	(1.8)%
Total Same-Center NOI	$89,122	$82,016	$7,106	8.7%	$259,877	$245,180	$14,697	6.0%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020
Net income	$16,562	$13,430	$(29,727)	$23,069	$18,216
Adjusted to exclude:
Fees and management income	(2,435)	(2,581)	(2,766)	(7,095)	(7,506)
Straight-line rental income(1)	(2,476)	(1,800)	(2,573)	(6,868)	(3,164)
Net amortization of above- and below-market leases	(908)	(811)	(1,042)	(2,633)	(2,394)
Lease buyout income	(560)	(664)	(632)	(3,138)	(972)
General and administrative expenses	11,627	9,595	11,537	32,905	30,141
Depreciation and amortization	53,901	56,095	58,477	165,829	168,692
Impairment of real estate assets	698	—	35,710	6,754	—
Interest expense, net	18,570	20,388	25,309	57,765	65,317
(Gain) loss on disposal of property, net	(14,093)	(10,734)	(5,048)	(31,678)	(8,616)
Other expense (income), net	7,086	(196)	(1,561)	25,595	(9,565)
Property operating expenses related to fees and management income	1,489	1,058	2,328	3,611	2,586
NOI for real estate investments	89,461	83,780	90,012	264,116	252,735
Less: Non-same-center NOI(2)	(339)	(1,764)	(5,854)	(4,239)	(7,555)
Total Same-Center NOI	$89,122	$82,016	$84,158	$259,877	$245,180
Less: Centers not included in 2019 Same-Center(3)	(1,307)		—
Total Same-Center NOI - adjusted for 2019(3)	$87,815		$84,158
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.
(3)When comparing Same-Center NOI for the three months ended September 30, 2021 and 2019, Same-Center NOI represents the NOI for the properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. Same-Center NOI when comparing the three months ended September 30, 2021 and 2019 excludes the change in NOI from properties acquired or disposed of after June 30, 2019.

Nareit Funds from Operations and Core Funds from Operations—The following table presents the Company’s calculation of Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$16,562	$13,430	$23,069	$18,216
Adjustments:
Depreciation and amortization of real estate assets	52,984	54,579	162,979	164,288
Impairment of real estate assets	698	—	6,754	—
Gain on disposal of property, net	(14,093)	(10,734)	(31,678)	(8,616)
Adjustments related to unconsolidated joint ventures	776	166	676	1,760
Nareit FFO attributable to stockholders and OP unit holders	$56,927	$57,441	$161,800	$175,648
Calculation of Core FFO
Nareit FFO attributable to stockholders and OP unit holders	$56,927	$57,441	$161,800	$175,648
Adjustments:
Depreciation and amortization of corporate assets	917	1,516	2,850	4,404
Change in fair value of earn-out liability	5,000	—	23,000	(10,000)
Amortization of unconsolidated joint venture basis differences	80	546	905	1,267
Transaction and acquisition expenses	1,775	152	2,850	211
Loss on extinguishment or modification of debt, net	1,674	—	2,784	73
Core FFO	$66,373	$59,655	$194,189	$171,603

Nareit FFO Attributable to Stockholders and OP Unit Holders/Core FFO per Share(1)
Weighted-average shares of common stock outstanding - diluted	122,573	111,188	112,317	111,160
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.46	$0.52	$1.44	$1.58
Core FFO per share - diluted	$0.54	$0.54	$1.73	$1.54
(1)Restricted stock awards were dilutive to Nareit FFO Attributable to Stockholders and OP Unit Holders per share and Core FFO per share for the three and nine months ended September 30, 2021 and 2020, and, accordingly, their impact was included in the weighted-average shares of common stock used in their respective per share calculations.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2021	2020	2020
Calculation of EBITDAre
Net income	$16,562	$13,430	$23,069	$18,216	$5,462
Adjustments:
Depreciation and amortization	53,901	56,095	165,829	168,692	224,679
Interest expense, net	18,570	20,388	57,765	65,317	85,303
Gain on disposal of property, net	(14,093)	(10,734)	(31,678)	(8,616)	(6,494)
Impairment of real estate assets	698	—	6,754	—	2,423
Federal, state, and local tax expense	165	173	496	382	491
Adjustments related to unconsolidated joint ventures	1,107	594	1,704	3,162	3,355
EBITDAre	$76,910	$79,946	$223,939	$247,153	$315,219
Calculation of Adjusted EBITDAre
EBITDAre	$76,910	$79,946	$223,939	$247,153	$315,219
Adjustments:
Change in fair value of earn-out liability	5,000	—	23,000	(10,000)	(10,000)
Transaction and acquisition expenses	1,775	152	2,850	211	539
Amortization of unconsolidated joint venture basis differences	80	546	905	1,267	1,883
Other impairment charges	—	—	—	—	359
Adjusted EBITDAre	$83,765	$80,644	$250,694	$238,631	$308,000

Financial Leverage Ratios—The Company’s net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of September 30, 2021 allows the Company access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its joint ventures, as of September 30, 2021 and December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
Net debt:
Total debt, excluding market adjustments and deferred financing expenses	$1,746,487	$2,345,620
Less: Cash and cash equivalents	24,855	104,952
Total net debt	$1,721,632	$2,240,668

Enterprise value:
Net debt	$1,721,632	$2,240,668
Total equity value(1)	3,887,303	2,797,234
Total enterprise value	$5,608,935	$5,037,902
(1)As of September 30, 2021, total equity value was calculated as the 126.6 million diluted shares multiplied by the closing market price per share of common stock of $30.71. As of December 31, 2020, prior to the underwritten IPO, total equity value was calculated as 106.6 million diluted shares multiplied by the EVPS of $26.25. Diluted shares include shares of common stock and OP units.

The following table presents the calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of September 30, 2021 and December 31, 2020 (dollars in thousands):

	September 30, 2021	December 31, 2020
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,721,632	$2,240,668
Adjusted EBITDAre - annualized(1)	320,063	308,000
Net debt to Adjusted EBITDAre - annualized	5.4x	7.3x

Net debt to total enterprise value
Net debt	$1,721,632	$2,240,668
Total enterprise value	5,608,935	5,037,902
Net debt to total enterprise value	30.7%	44.5%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Ahold Delhaize, and Albertsons. As of September 30, 2021, PECO manages 289 shopping centers, including 267 wholly-owned centers comprising 30.4 million square feet across 31 states, and 22 shopping centers owned in two institutional joint ventures. PECO is exclusively focused on creating great omni-channel grocery-anchored shopping experiences and improving communities, one shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
Certain statements contained in this press release of Phillips Edison & Company, Inc. (the “Company”) other than historical facts may be considered forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such act. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects, are based on the current beliefs and expectations of the Company’s management, and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) changes in interest rates and the availability of permanent mortgage financing; (v) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (vi) the financial stability of tenants, including the ability of tenants to pay rent; (vii) changes in tax, real estate, environmental, and zoning laws; (viii) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (ix) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; and (x) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2020 Annual Report on Form 10-K, filed with the SEC on March 12, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 5, 2021, in each case as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com

Source: Phillips Edison & Company, Inc.
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